UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2026

MOZAYYX Acquisition Corp.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	001-43163	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Congress Ave, Suite 1200
Austin, TX	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 766-6712

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-quarter of one redeemable warrant	MZYX.U	The New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	MZYX	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	MZYX.WS	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in a Form 8-K filed with the Securities and Exchange Commission on June 1, 2026 (the “Original Filing”) by MOZAYYX Acquisition Corp. (the “Company”), the Board of Directors (the “Board”) of the Company appointed Emma Rose Bienvenu to serve as an independent director of the Company, effective immediately. At the time of the Original Filing, the Board had not determined Ms. Bienvenu’s committee assignments. The Company is filing this Form 8-K/A to report that on June 24, 2026, the Board designated Ms. Bienvenu as a member of the Audit Committee of the Board and as chairperson and member of the Nominating and Corporate Governance Committee of the Board, in each case effective as of June 16, 2026.

Other than providing the preceding disclosure, no other disclosure reported in the Original Filing is amended by this Form 8-K/A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOZAYYX Acquisition Corp.

Date: June 24, 2026	By:	/s/ Benjamin Zucker
		Name:	Benjamin Zucker
		Title:	Chief Executive Officer and Chief Financial Officer

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